UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 1, 2010

CAPITAL GROUP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-17064	41-1430130
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7689 E. Paradise Ln. Suite 5, Scottsdale, AZ 85260
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (480) 998-2100

__________OASIS ONLINE TECHNOLOGIES, CORP.____________
(Former name or former address, if changed since last report.)

Copies to:
Peter Hogan, Esq.
Richardson & Patel LLP

Murdock Plaza
10900 Wilshire Boulevard, Suite 500
Los Angeles, California 90024
Phone: (310) 208-1182
Fax: (310) 208-1154

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to a unanimous written consent of the Directors we effected a name change from Oasis Online Technologies Corp. to Capital Group Holdings, Inc. (the “Company”) by amending our Articles of Incorporation with the Secretary of State of Minnesota to read as follows:

ARTICLE I:  The name of the corporation shall be Capital Group Holdings, Inc.

The common stock of the Company ceased trading under its former name and symbol following the close of market on October 29, 2010.  Effective November 1, 2010, the Company’s common stock is quoted on the OTC Markets under its new name Capital Group Holdings, Inc. and new trading symbol of CGHC.

On November 4, 2010, the Company issued a press release announcing its new name and new trading symbol. A copy of the press release is attached hereto as Exhibit 99.1.

    The information in Exhibit 99.1 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press release, dated November 4, 2010, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oasis Online Technologies Corp

November 3, 2010	By:	/s/ Christopher E. Galvin
Christopher E. Galvin
Chief Executive Officer